Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-1 on Form S-3 of our report dated March 11, 2021, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania

April 21, 2022